EXHIBIT 10.2

SECOND AMENDMENT TO FIFTH AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Second Amendment”) is made as of the 11th day of October, 2006 by and among PW Eagle, Inc., a Minnesota corporation (“Borrower”), and USPoly Company, LLC a Minnesota limited liability company, (“USPoly” and together with Borrower, “Co-Borrowers”), the lenders who are signatories hereto (“Lenders”), and Bank of America, N.A., a national banking association as agent for Lenders hereunder (Bank of America, N.A. in such capacity, being “Agent”).

W I T N E S S E T H:

WHEREAS, Co-Borrowers, Agent and Lenders entered into a certain Fifth Amended and Restated Loan and Security Agreement dated as of April 27, 2006, as amended by a certain First Amendment to Fifth Amended and Restated Loan and Security Agreement dated as of July 12, 2006 by and among Co-Borrowers, Lenders and Agent (said Fifth Amended and Restated Loan and Security Agreement is hereinafter referred to as the “Loan Agreement”); and

WHEREAS, Co-Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Co-Borrowers, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

2. Dominion Account. Subsection 6.2.4 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“6.2.4 Maintenance of Dominion Account. Co-Borrowers shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with Bank (or such other bank as is acceptable to Agent in its discretion); provided that such blocked account arrangements shall provide for control and springing dominion over Co-Borrowers’ cash deposited into all deposit accounts in the event (i) Availability at any time is less than $40,000,000, (ii) an Event of Default has occurred and is continuing, (iii) the outstanding principal balance of Revolving Credit Loans is $25,000,000 or more or (iv) average Availability for the most recently ended 60 days is less than $50,000,000 (the occurrence of any of the events listed in (i), (ii), (iii) or (iv), a “Dominion Event”). Upon the occurrence of a Dominion Event, Agent shall be entitled to deliver notice to Bank or such other bank that Bank or such other bank shall comply with the instructions of Agent in such Dominion Account or Accounts. Agent shall deliver a copy of any such notice to Borrowers at or about the same time as Agent delivers such notice to Bank or any such other bank. Each Co-Borrower shall issue to Bank (or such other bank as is acceptable to Agent in its discretion) an irrevocable letter of instruction (which Co-Borrowers will cause Bank (or such other bank as is acceptable to Agent in its discretion) to agree to) directing Bank (or such other bank as is acceptable to Agent in its discretion) upon receipt of written instructions from Agent, to transfer all payments or other remittances received in the Dominion Account to Agent’s account for application on account of the Obligations as provided in subsection 3.2.1 and Section 3.4. Agent hereby agrees that it shall not deliver such letter of instruction unless a Dominion Event has occurred and is continuing. After the occurrence and during the continuance of a Dominion Event, all funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders, and Co-Borrowers shall obtain the agreement by Bank (or such other bank) in favor of Agent to waive any recoupment, set-off rights, and any security interest in, or against, the funds so deposited (other than for customary items, such as returned items and reasonable bank charges). Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. If Agent has notified Co-Borrowers, Bank or the applicable banks that a Dominion Event has occurred and has directed such banks to make daily transfer of payments or other remittances received in the Dominion Account to Agent’s account and, at any time [150] days or more after the effective date of such notice, (i) average Availability for any 60 consecutive day period, ending on a day that is on or after such 150th day, equals or exceeds $50,000,000, (ii) no Event of Default has occurred and is continuing, (iii) Availability at all times during such period exceeds $40,000,000 and (iv) the outstanding principal balance of Revolving Credit Loans does not exceed $25,000,000, then Agent agrees to rescind its notice to Bank or the applicable banks directing Bank or such banks to make daily transfers of all payments and other remittances received in the Dominion Account to Agent’s account for application to the Obligations. Upon a subsequent occurrence of a Dominion Event, Agent shall have the right to re-notify Bank or such banks to make daily transfers to the Agent’s account for application to the Obligations.”

3. Conditions Precedent. This Second Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a) Borrower, Agent and Lenders shall have executed and delivered to each other this Second Amendment.

4. Miscellaneous.

(a) This Second Amendment is limited as specified and shall not constitute an amendment, modification or waiver of any other provision of the Loan Agreement or any other Loan Document.

(b) This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

(Signature Page Follows)

(Signature Page to Second Amendment to

Fifth Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year specified at the beginning hereof.

PW EAGLE, INC., (“Borrower”)

By:	/S/ Scott Long
	Name:	Scott Long
	Title:	CFO

USPOLY COMPANY, LLC., (a “Co-Borrower”)

By:	/S/ Scott Long
	Name:	Scott Long
	Title:	CFO

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/S/ Brian Conole
	Name:	Brian Conole
	Title:	Senior Vice President

WELLS FARGO BUSINESS CREDIT, INC., as a Lender

By:	/S/ Ronald E. Gockowski
	Name:	Ronald E. Gockowski
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/S/ Jack Myers
	Name:	Jack Myers
	Title:	Vice President